Exhibit 99.1

Contact:	Dan Cravens
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS RECORD MAY LOAD FACTOR
TEMPE, Ariz. Jun. 3, 2009 — US Airways Group, Inc. (NYSE: LCC) today reported May and year-to-date 2009 traffic results. Mainline revenue passenger miles (RPMs) for the month were 5.1 billion, down 5.2 percent versus May 2008. Capacity was 6.2 billion available seat miles (ASMs), down 5.8 percent versus May 2008. Passenger load factor for the month of May was a record 82.8 percent, up 0.5 points versus May 2008.
US Airways President Scott Kirby said, “Our May consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) was down approximately 18 to 20 percent versus the same period last year while total revenue per available seat mile decreased between 14 and 16 percent on a year-over-year basis. We estimate that the H1N1 impact was approximately $20 million in lost revenue in May.”
For the month of May, US Airways’ preliminary on-time performance as reported to the U.S. Department of Transportation (DOT) was 79.2 percent with a completion factor of 99.1 percent.
The following summarizes US Airways Group’s traffic results for the month and year-to-date consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
MAY

	2009	2008	% Change

Mainline Revenue Passenger Miles (000)
Domestic	3,889,944	4,144,945	(6.2)
Atlantic	885,720	872,695	1.5
Latin	328,316	368,510	(10.9)

Total Mainline Revenue Passenger Miles	5,103,980	5,386,150	(5.2)

Mainline Available Seat Miles (000)
Domestic	4,582,373	4,986,069	(8.1)
Atlantic	1,132,695	1,121,949	1.0
Latin	450,820	434,177	3.8

Total Mainline Available Seat Miles	6,165,888	6,542,195	(5.8)

Mainline Load Factor (%)
Domestic	84.9	83.1	1.8	pts
Atlantic	78.2	77.8	0.4	pts
Latin	72.8	84.9	(12.1)	pts

Total Mainline Load Factor	82.8	82.3	0.5	pts

Mainline Enplanements
Domestic	3,928,410	4,259,139	(7.8)
Atlantic	222,924	222,953	—
Latin	266,660	310,006	(14.0)

Total Mainline Enplanements	4,417,994	4,792,098	(7.8)
YEAR TO DATE

	2009	2008	% Change

Mainline Revenue Passenger Miles (000)
Domestic	18,327,439	20,048,060	(8.6)
Atlantic	2,908,015	2,929,036	(0.7)
Latin	2,165,407	2,039,907	6.2

Total Mainline Revenue Passenger Miles	23,400,861	25,017,003	(6.5)

Mainline Available Seat Miles (000)
Domestic	22,133,400	24,613,511	(10.1)
Atlantic	4,035,285	3,969,648	1.7
Latin	2,861,108	2,473,058	15.7

Total Mainline Available Seat Miles	29,029,793	31,056,217	(6.5)

Mainline Load Factor (%)
Domestic	82.8	81.5	1.3	pts
Atlantic	72.1	73.8	(1.7)	pts
Latin	75.7	82.5	(6.8)	pts

Total Mainline Load Factor	80.6	80.6	—	pts

Mainline Enplanements
Domestic	18,874,906	20,698,899	(8.8)
Atlantic	745,543	750,542	(0.7)
Latin	1,720,359	1,630,228	5.5

Total Mainline Enplanements	21,340,808	23,079,669	(7.5)
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
MAY

	2009	2008	% Change

Express Revenue Passenger Miles (000)
Domestic	184,863	195,317	(5.4)

Express Available Seat Miles (000)
Domestic	265,823	283,266	(6.2)

Express Load Factor (%)
Domestic	69.5	69.0	0.5	pts

Express Enplanements
Domestic	675,302	696,776	(3.1)
YEAR TO DATE

	2009	2008	% Change

Express Revenue Passenger Miles (000)
Domestic	831,362	887,120	(6.3)

Express Available Seat Miles (000)
Domestic	1,285,587	1,338,609	(4.0)

Express Load Factor (%)
Domestic	64.7	66.3	(1.6)	pts

Express Enplanements
Domestic	3,084,882	3,168,115	(2.6)
Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.
MAY

	2009	2008	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	4,074,807	4,340,262	(6.1)
Atlantic	885,720	872,695	1.5
Latin	328,316	368,510	(10.9)

Total Consolidated Revenue Passenger Miles	5,288,843	5,581,467	(5.2)

Consolidated Available Seat Miles (000)
Domestic	4,848,196	5,269,335	(8.0)
Atlantic	1,132,695	1,121,949	1.0
Latin	450,820	434,177	3.8

Total Consolidated Available Seat Miles	6,431,711	6,825,461	(5.8)

Consolidated Load Factor (%)
Domestic	84.0	82.4	1.6	pts
Atlantic	78.2	77.8	0.4	pts
Latin	72.8	84.9	(12.1)	pts

Total Consolidated Load Factor	82.2	81.8	0.4	pts

Consolidated Enplanements
Domestic	4,603,712	4,955,915	(7.1)
Atlantic	222,924	222,953	—
Latin	266,660	310,006	(14.0)

Total Consolidated Enplanements	5,093,296	5,488,874	(7.2)
YEAR TO DATE

	2009	2008	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	19,158,801	20,935,180	(8.5)
Atlantic	2,908,015	2,929,036	(0.7)
Latin	2,165,407	2,039,907	6.2

Total Consolidated Revenue Passenger Miles	24,232,223	25,904,123	(6.5)

Consolidated Available Seat Miles (000)
Domestic	23,418,987	25,952,120	(9.8)
Atlantic	4,035,285	3,969,648	1.7
Latin	2,861,108	2,473,058	15.7

Total Consolidated Available Seat Miles	30,315,380	32,394,826	(6.4)

Consolidated Load Factor (%)
Domestic	81.8	80.7	1.1	pts
Atlantic	72.1	73.8	(1.7)	pts
Latin	75.7	82.5	(6.8)	pts

Total Consolidated Load Factor	79.9	80.0	(0.1)	pts

Consolidated Enplanements
Domestic	21,959,788	23,867,014	(8.0)
Atlantic	745,543	750,542	(0.7)
Latin	1,720,359	1,630,228	5.5

Total Consolidated Enplanements	24,425,690	26,247,784	(6.9)
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways is also providing a brief update on notable company accomplishments during the month of May:
•	Completed a public offering of stock and convertible notes. The net proceeds from those offerings, including the exercise of overallotment options, after underwriting discounts and transactions fees, was $234 million.

•	Inaugurated new service to Birmingham, U.K., and Oslo, Norway from the airline’s international gateway, Philadelphia International Airport.

•	Announced the launch of daily nonstop flights between its hub at Charlotte Douglas International Airport in Charlotte, N.C. and Rio de Janeiro, Brazil beginning December 2, 2009, pending final approval from the Brazilian government. Rio de Janeiro is US Airways’ first service to South America and the airline’s fifth new international route this year.
US Airways was America’s number one on-time airline in 2008 among the “Big Six” hub-and-spoke airlines according to the U.S. Department of Transportation’s (DOT) monthly Air Travel Consumer Report. US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,200 flights per day and serves more than 200 communities in the U.S., Canada, Europe, the Caribbean and Latin America. The airline employs more than 33,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers our customers more than 16,500 daily flights to 912 destinations in 159 countries worldwide. And for the eleventh consecutive year, the airline received a Diamond Award for maintenance training excellence from the Federal Aviation Administration (FAA) for its Charlotte, North Carolina hub line maintenance facility. For more company information, visit usairways.com. (LCCT)

Forward Looking Statements
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of future significant operating losses; the impact of economic conditions; changes in prevailing interest rates, a reduction in the availability of financing and increased costs of financing; the Company’s high level of fixed obligations and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes and operate pursuant to the terms of our financing facilities (particularly the financial covenants); the ability of the Company to maintain adequate liquidity; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations, including the ability of the Company to complete the integration of the labor groups of the Company and America West Holdings; reliance on vendors and service providers and the ability of the Company to obtain and maintain commercially reasonable terms with those vendors and service providers; the impact of fuel price volatility, significant disruptions in fuel supply and further significant increases to fuel prices; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of the integration of the Company’s business units; the impact of changes in the Company’s business model; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the impact of industry consolidation; the ability to attract and retain qualified personnel; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; government legislation and regulation, including environmental regulation; the Company’s ability to obtain and maintain adequate facilities and infrastructure to operate and grow the Company’s route network; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; security-related and insurance costs; weather conditions; the cyclical nature of the airline industry; the impact of foreign currency exchange rate fluctuations; the ability to use pre-merger NOLs and certain other tax attributes; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended March 31, 2009 and in the Company’s filings with the SEC, which are available at www.usairways.com
-LCC-